EXHIBIT 21.1

SUBSIDIARIES OF AFFIRMATIVE INSURANCE HOLDINGS, INC.

Subsidiaries	Jurisdiction of Incorporation/ Organization
Affirmative Management Services, Inc.	Texas
Affirmative Services, Inc.	Texas
Affirmative Property Holdings, Inc.	Texas
Affirmative Underwriting Services, Inc.	Texas
Affirmative Insurance Services, Inc.	Texas
Affirmative Premium Finance Holdings, Inc.	Delaware
Affirmative Premium Finance, Inc.	Delaware
Affirmative Insurance Group, Inc.	Texas
Affirmative Insurance Company	Illinois
Insura Property and Casualty Insurance Company	Illinois
Affirmative Insurance Company of Michigan	Michigan
USAgencies Casualty Insurance Company, Inc.	Louisiana
USAgencies Direct Insurance Company	New York
Affirmative Retail, Inc.	Texas
A-Affordable Insurance Agency, Inc.	Texas
Driver’s Choice Insurance Services, LLC	South Carolina
InsureOne Independent Insurance Agency, LLC	Illinois
USAgencies, LLC	Louisiana
LIFCO, LLC	Louisiana
USAgencies Management Services, Inc.	Louisiana
Affirmative Insurance Holdings Statutory Trust I	Delaware
Affirmative Insurance Holdings Statutory Trust II	Delaware